SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2006

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2006, Sigma-Aldrich Corporation amended its $150 million revolving credit facility established in February 2005 by exercising the $150 million accordion feature of the facility. The revised $300 million revolving credit facility will mature on December 11, 2011. The facility will provide back-up liquidity for the commercial paper program and be used for general corporate purposes. Wells Fargo Bank, National Association and Wachovia Bank, N.A. served as co-arrangers for the eight-bank syndicate participating in this facility. The agreement includes a requirement that Consolidated Debt not exceed 25% of Consolidated Net Worth. Other covenants of the original credit agreement were not materially amended. The interest rates under the facility are based on LIBOR. The amendment includes standard financial covenants and other customary terms and conditions for an agreement of this type.

This press release is filed as Exhibit 99.1. The Note Purchase Agreement is filed at Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Amendment No. 1 to the Credit Agreement dated December 11, 2006, with Sigma-Aldrich Corporation and a syndicate of banks.

99.1	Press Release issued December 11, 2006 - SIGMA-ALDRICH (NASDAQ:SIAL) AMENDS CREDIT FACILITY.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2006

SIGMA-ALDRICH CORPORATION

By:	/s/ Karen Miller
Karen Miller, Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to the Credit Agreement dated December 11, 2006, with Sigma-Aldrich Corporation and a syndicate of banks.

99.1	Press Release issued December 11, 2006 - SIGMA-ALDRICH (NASDAQ:SIAL) AMENDS CREDIT FACILITY.

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